EXHIBIT 10.1

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement (the “Agreement”), dated as of September 2, 2012, by and between the person whose name(s) appear(s) at the signature page of this agreement (the “Investor”) and China Shouguan Mining Corporation, a Nevada corporation (the “Company”), with an address of Room 3207, New World Centre, 6009 Yitian Road, Futian District, Shenzhen, PR China;

WHEREAS, the parties signed the Subscription Agreement on August 3, 2012 (the “Subscription Agreement”) whereby the Company is desirous of raising capital through the sale of 10,000,000 shares (the “Shares”) of its authorized but un-issued common stock, par value $0.01 per share (the “Common Stock”) for $0.5 per share and upon the other terms and conditions set forth therein; and

WHEREAS, the Investor is desires to purchase the Shares upon the terms and conditions set forth therein;

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

SECTION 2

2.1 Closing.

This section is amended in the sense that the closing of the present transaction shall extend for another 30 days from the date of the signing of this Agreement, whereby the Investor shall deliver a cheque for the sum of the Amount of Investment to the Company and the Company shall within 30 days thereafter deliver the certificate(s) for the Shares to the Investor.

The other content of the Subscription Agreement remained unchanged.

 IN WITNESS WHEREOF, the undersigned has executed this Agreement on the September 2, 2012.

 SHENG LONG ENTERPRISES LIMITED

 /s/

(sd.)

Dated: September 2, 2012

CHINA SHOUGUAN MINING CORPORATION

  /s/ Zhang Feize

(sd.) Zhang Feize, President

Dated: September 2, 2012